SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☑ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

PARKWAY PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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PARKWAY PROPERTIES, INC.
One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201-2195
www.pky.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2006
To the Stockholders:
      Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Meeting”), of Parkway Properties, Inc. (the “Company”), will be held at the Mississippi TelCom Center, 105 Pascagoula Street, Jackson, Mississippi, at 10:00 a.m., Central time, on May 4, 2006 for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To consider and ratify the adoption of the 2006 Employee Stock Purchase Plan.

3.	To consider and ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year.

4.	To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.
      All stockholders of record at the close of business on March 21, 2006 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

William R. Flatt
Executive Vice President, Chief Financial Officer and Secretary
Dated: April 3, 2006
STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the Meeting?	1
Who is entitled to vote?	1
How do I vote?	1
Will any other matters be voted on?	2
How many votes are needed to hold the Meeting?	2
How many votes are needed to elect the nominees for directors?	2
How many votes are needed to ratify the adoption of the 2006 Plan?	2
How many votes are needed to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year?	3
How are votes counted?	3
Can I change my vote after I return my proxy card?	3
When are stockholder proposals to be included in the proxy material for the 2006 Annual Meeting of Stockholders due?	3
When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2006 Annual Meeting of Stockholders?	3
May I access this year’s Annual Report, Form 10-K and Proxy Statement electronically?	4
Can I find additional information on the Company’s website?	4
Who is soliciting the proxy and who pays the costs?	5
PROPOSAL 1 — ELECTION OF DIRECTORS	6
Nominees	6
Independence	7
Stockholder Communication With the Board	7
Other Directorships and Trusteeships	8
Committees and Meeting Data; Director Education	8
Report of the Audit Committee	9
Report of the Compensation Committee	11
Executive Officers	13
Executive Compensation	15
Performance Comparison	18
Compensation of Directors	18
Certain Transactions and Relationships	19
Security Ownership of Certain Beneficial Owners	20
Security Ownership of Management	21
Section 16(a) Beneficial Ownership Reporting Compliance	25
Equity Compensation Plans	25
PROPOSAL 2 — RATIFICATION OF THE 2006 PLAN	25
Why do we want to adopt the 2006 Plan?	25
Who is eligible to participate in the 2006 Plan?	26
How does the 2006 Plan work?	26
How long are the purchase periods under the 2006 Plan?	26

April 3, 2006
PARKWAY PROPERTIES, INC.
One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201-2195
www.pky.com

PROXY STATEMENT

       The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of Parkway Properties, Inc. (the “Company”), to be held on May 4, 2006 at 10:00 a.m., Central time, at the Mississippi TelCom Center, 105 Pascagoula Street, Jackson, Mississippi. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 3, 2006.
ABOUT THE MEETING
What is the purpose of the Meeting?
      At the Meeting, stockholders will elect nine directors of the Company, will take action upon a proposal to ratify the adoption of the 2006 Employee Stock Purchase Plan (the “2006 Plan”), and to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Who is entitled to vote?
      The record holder of each of the 14,179,383 shares of Company common stock, par value $0.001 per share (“Common Stock”), and the 803,499 shares of Series B cumulative convertible preferred stock, par value $0.001 per share (“Series B preferred stock”), outstanding at the close of business on March 21, 2006 are entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders. The holders of Series B preferred stock are entitled to one vote for each share of Common Stock into which such share of Series B preferred stock is convertible and vote together with the holders of the Common Stock as a single class. Each share of Series B preferred stock is currently convertible into one share of Common Stock.
How do I vote?
      You can vote in any one of the following ways:

•	You can vote by mail by signing and dating your proxy card and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (i.e., for the nine nominees for election as directors, for the proposal to ratify the adoption of the 2006 Plan, and for the proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year).

•	You can vote by telephone if you live in the United States or Canada by following the “Vote by Phone” instructions on your proxy card. Stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees. Please check the voting instruction card for telephone voting availability.

•	You can vote electronically by using the Internet. Internet voting has been set up for your convenience. If you are a stockholder of record and want to vote by using the Internet, please refer to the specific instructions on your proxy card.

•	You can vote in person at the Meeting by delivering your completed proxy card or by completing a ballot available upon request at the Meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the Meeting.

      Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.
Will any other matters be voted on?
      We do not expect any other matters to be considered at the Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Meeting by a stockholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company. Under the Company’s Bylaws and SEC rules, stockholder proposals must have been received by December 5, 2005 to be considered at the Meeting. To date, we have received no stockholder proposals.

How many votes are needed to hold the Meeting?
      In order to conduct the Meeting, the presence, in person or by properly executed proxy, of the holders of shares of Common Stock and Series B preferred stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock and Series B preferred stock represented by a properly signed, dated and returned proxy card, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.

How many votes are needed to elect the nominees for directors?
      Pursuant to the Company’s Bylaws, directors will be elected by a plurality of all the votes cast at the Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

How many votes are needed to ratify the adoption of the 2006 Plan?
      Ratification of the adoption of the 2006 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B preferred stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How many votes are needed to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year?
      Ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the 2006 fiscal year requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B preferred stock entitled to vote on the proposal, provided that a quorum is present at the Meeting.

How are votes counted?
      For purposes of the election of directors and the ratification of the appointment of Ernst & Young LLP as the Company’s accountants, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the ratification of the adoption of the 2006 Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Can I change my vote after I return my proxy card?
      You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:

•	filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date; or

•	attending the Meeting, withdrawing the proxy and voting in person.

When are stockholder proposals to be included in the proxy material for the 2007 Annual Meeting of Stockholders due?
      Stockholder proposals submitted for inclusion as a stockholder proposal in the Company’s proxy materials for the 2007 Annual Meeting of Stockholders must be received at the Company’s offices no later than December 4, 2006. Stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. We recommend proposals be sent via certified mail, return receipt requested. The notice of a stockholder proposal must satisfy the requirements for stockholder proposals under the federal securities laws.

When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2007 Annual Meeting of Stockholders?
      For any stockholder proposal to be presented in connection with the 2007 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.
      In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
      Based upon a meeting date of May 4, 2007 for the 2007 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2007 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than March 5, 2007 and not earlier than February 3, 2007.
      The advance notice provisions in the Company’s Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
      The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company’s Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

May I access this year’s Annual Report, Form 10-K and Proxy Statement electronically?
      A copy of the Company’s Annual Report to Stockholders for the fiscal period ended December 31, 2005 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company’s Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. A copy of the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) is available without charge upon written request to the Company’s Investor Relations Department at the Company’s corporate offices, via e-mail addressed to mail@pky.com, from the Company’s website at www.pky.com or from the Securities and Exchange Commission’s web site at www.sec.gov.

Can I find additional information on the Company’s website?
      Yes. Our website is located at www.pky.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC. A copy of our code of conduct, corporate governance guidelines and each of the charters of our board committees may be obtained free of charge by writing to Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Investor Relations.

Who is soliciting the proxy and who pays the costs?
      The enclosed proxy for the Meeting is being solicited by the directors of the Company. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, e-mail or other electronic means and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained InvestorCom, Inc. to assist with the solicitation of proxies and will pay InvestorCom, Inc. a fee of $3,000 plus reimbursement of out-of-pocket expenses for its services.

PROPOSAL 1 — ELECTION OF DIRECTORS
      In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.
      The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 2005 Annual Meeting of Stockholders.
      Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.
      The following provides certain information regarding the nominees for election to the Company’s Board of Directors. Each individual’s name, position with the Company and tenure is indicated. In addition, the principal occupation and business experience for the past five years is provided for each nominee and unless otherwise stated, each nominee has held the position indicated for at least the past five years.
Nominees

DANIEL P. FRIEDMAN, Age 48	Elected to Board in 2002
      Since 2000, Mr. Friedman has been a managing member of Radiant Partners, LLC, a real estate company. From 2000 to 2004, Mr. Friedman served as the Vice Chairman of Imperial Parking Corporation. From 1998 to 2001, he served as President and Chief Executive Officer of First Union Real Estate Equity and Mortgage Investments, a real estate investment trust.

ROGER P. FRIOU, Age 71	Elected to Board in 1995
      Since 1997, Mr. Friou has been a managing member of 1997 Properties, LLC, a private real estate investment company. He is Chairman of the Audit Committee of the University of Mississippi Foundation. He serves as a director of Daily Equipment Company, a lift truck rental company, and of the Luckyday Foundation. He served as Vice Chairman and Chief Financial Officer of Jitney Jungle Stores of America, Inc., a regional supermarket chain, for more than five years until 1997.

MARTIN L. GARCIA, Age 50	Elected to Board in 1998
      Mr. Garcia has been the Managing Director of Pinehill Capital Partners, a private investment company, since 2000. He has also served as a director and President of Garcia Enterprises, a real estate holding company, since 1988. Until 1999, he was a partner in the law firm of Hill, Ward & Henderson, P.A. and has remained Of Counsel to that firm since such time.

MATTHEW W. KAPLAN, Age 43	Elected to Board in 2000
      Mr. Kaplan is a Managing Director of Rothschild Realty, Inc., an investment bank, and Portfolio Manager of Five Arrows Realty Securities L.L.C., Five Arrows Realty Securities II L.L.C., Five Arrows Realty Securities III L.L.C., and Five Arrows Realty Securities IV L.L.C., each, a real estate investment fund.

MICHAEL J. LIPSEY, Age 56	Elected to Board in 1997
      Mr. Lipsey is President of The Lipsey Company, a company that designs and delivers training programs concerning the commercial real estate marketplace.

JOE F. LYNCH, Age 73	Elected to Board in 1994
      Since 1994, Mr. Lynch has served as the Chairman of the Board and Chief Executive Officer of First Continental Corporation, a real estate company. Since 1996, he has also served as Limited Partner and Manager of the General Partner of First Continental Investment Co., Ltd.

STEVEN G. ROGERS, Age 51	Elected to Board in 1996
      Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company.

LELAND R. SPEED, Age 73	Elected to Board in 1978
      Mr. Speed has served as the Chairman of the Board of the Company since 1980 and a Director since 1978. He is also Chairman of the Board of EastGroup Properties, Inc. He served as Chief Executive Officer of the Company and EastGroup Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day to day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.

LENORE M. SULLIVAN, Age 48	Elected to Board in 2004
      Since 2002, Ms. Sullivan has served as the Associate Director for the Center of Real Estate Finance at the University of Texas at Austin. From 2000 to 2002 she was Vice President of Hunt Private Equity Group, Inc., a private equity fund, and from 1992 to 2000 she was the President and co-owner of Stonegate Advisors, an investment banking firm.
Independence
      The Board, on recommendation of the Corporate Governance and Nominating Committee, has determined that each current director, other than Mr. Speed, the Company’s Chairman, and Mr. Rogers, the Company’s President and Chief Executive Officer, is “independent” as defined by the listing standards of the New York Stock Exchange. In making its determinations, the Board considered that The Lipsey Company, of which Mr. Lipsey is President, received approximately $5,000 from the Company for providing a training seminar for leasing agents of the Company and that Mr. Lipsey’s son is an employee of the Company. The Board concluded that these relationships were not inconsistent with a determination that Mr. Lipsey is independent. No director has any material relationship with the Company.
Stockholder Communication With the Board
      The Board of Directors has appointed Joe F. Lynch as “Lead Independent Director.” In that capacity, he presides over the meetings of the non-management directors of the Company. The non-management directors of the Company hold quarterly meetings. Stockholders and other parties interested in communicating directly with the Lead Independent Director or with the non-management directors as a group may do so by writing to Joe F. Lynch, Lead Independent Director, Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to Mr. Lynch.
Other Directorships and Trusteeships
      Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

Nominee	Company

Martin L. Garcia	Education Management Corp.
Leland R. Speed	EastGroup Properties, Inc.
Committees and Meeting Data; Director Education
      The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
      The Audit Committee of the Board of Directors currently consists of Messrs. Friou (Chairman) and Kaplan and Ms. Sullivan. The charter of the Audit Committee is available on the Company’s website (www.pky.com) under “Investor Relations.” The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent public accountants. Each member of the Audit Committee is “independent” as that term is defined in the New York Stock Exchange listing standards. Messrs. Friou and Kaplan and Ms. Sullivan have been designated as “Audit Committee financial experts” in accordance with the SEC rules and regulations and the Board has determined that they have accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met five times during the year ended December 31, 2005. See “Report of the Audit Committee.”
      The Compensation Committee of the Board, which currently consists of Messrs. Kaplan (Chairman), Friedman and Lynch (until February 9, 2006, the Compensation Committee consisted of Messrs. Friedman, Kaplan and Lipsey), met seven times during the year ended December 31, 2005. The charter of the Compensation Committee is available on the Company’s website (www.pky.com) under “Investor Relations.” All of the members of the Compensation Committee are “independent” as that term is defined in the New York Stock Exchange listing standards. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs. See “Report of the Compensation Committee.”
      The Corporate Governance and Nominating Committee currently consists of Mr. Garcia (Chairman), Mr. Kaplan and Ms. Sullivan (until February 9, 2006, the Corporate Governance and Nominating Committee consisted of Messrs. Garcia, Kaplan and Lipsey). The Corporate Governance and Nominating Committee met three times during the year ended December 31, 2005. Each of the members of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of the New York Stock Exchange. As set forth in its Charter, the responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluation of the Board and management. The text of the charter of the Corporate Governance and Nominating Committee is available on the Company’s website (www.pky.com) under “Investor Relations.”
      The Board of Directors has adopted Corporate Governance Guidelines. The guidelines are available on the Company’s website (www.pky.com) under “Investor Relations.” Under the guidelines, the Corporate Governance and Nominating Committee will take into account stockholder input with respect to processes and criteria for director selection, as such stockholders may influence the composition of the Board. Under this principle, the Corporate Governance and Nominating Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, within the time periods set forth under “About the Meeting — When are stockholder proposals to be introduced at the meeting due if the proposal is not intended to be included in the proxy material for the 2007 annual meeting of stockholders?” above.
      In identifying suitable candidates for nomination as a director, the Corporate Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Corporate Governance and Nominating Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines. The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management, shareholders and, in certain circumstances, outside search firms.
      The Company endeavors to have at least one director attend an Institutional Shareholder Services (“ISS”) certified directors education conference on an annual basis. In September 2005, Ms. Sullivan and Mr. Friou attended an ISS accredited seminar entitled “Boardroom Summit” held in New York City. In addition, in June 2005, Mr. Friou participated as a speaker for a seminar entitled “Sarbanes-Oxley Act” sponsored by Lorman Education Services.
      During the year ended December 31, 2005, the full Board of Directors met on four occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served. The Company’s Corporate Governance Guidelines provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he or she serves. In addition, each director is expected to attend the Annual Meeting of Stockholders. In 2005, the Annual Meeting of Stockholders was attended by all but one of the directors.
Report of the Audit Committee
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee of the Company is composed of three directors, each of whom meets the current independence and experience requirements of the New York Stock Exchange and the SEC. The Audit Committee operates under a written charter. A complete copy of the Audit Committee charter is available in the Investor Relations section of the Company’s website: www.pky.com. The Board has determined that all members of the Audit Committee are “Audit Committee financial experts” as defined in the current rules of the SEC.
      Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.
      The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Company’s independent accountant without management being present. The Committee met five times during 2005, and the Chairman of the Committee met individually on a number of occasions with the Company’s independent registered public accounting firm and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Ernst & Young LLP matters relating to its independence and has received from Ernst & Young LLP the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has received from Ernst & Young LLP and reviewed the internal quality control report required to be reviewed pursuant to Section 303A.07(c)(iii)(A) of the New York Stock Exchange listing standards.
      On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Submitted by:

ROGER P. FRIOU
MATTHEW W. KAPLAN
LENORE M. SULLIVAN

Report of the Compensation Committee
      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
      The Compensation Committee of the Board of Directors consists of Messrs. Friedman, Kaplan and Lynch (until February 9, 2006, the Compensation Committee consisted of Messrs. Friedman, Kaplan and Lipsey). The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policies and compensation of the Company’s directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee incentive and benefit plans and programs. All of the members of the Compensation committee are independent directors.
Compensation Philosophy
      The Compensation Committee has determined that the primary goals of the Company’s compensation policies are as follows:

•	To provide total compensation for executive officers sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies.

•	To align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

•	To encourage teamwork at all levels of the organization.
Elements of Compensation
      The key elements of executive compensation are base salary, annual incentive compensation and long-term incentive compensation. With respect to our more senior officers, incentive compensation makes up a larger percentage of total compensation. The Compensation Committee considers whether to engage a consultant to assist it in developing compensation programs and has engaged such consultants from time to time but did not with respect to 2005 compensation. In addition, the Compensation Committee considers recommendations from management and reviews compensation information for other companies in the REIT industry prepared by the National Association of Real Estate Investment Trusts and other independent research organizations.
      Base Compensation. The main purpose of base compensation is to provide our officers salary levels compatible to the salary levels sufficient to attract and retain executive officers.
      Annual Incentive Compensation. The Compensation Committee believes that annual incentive compensation payable to the executive officers of the Company should be based upon the Company’s performance and should align the interests of management with those of the Company’s stockholders. For 2005, the Compensation Committee determined that one half of executive officers’ bonus would be based on the attainment of formulated targets for FFO per diluted share and one half would be based on the attainment of personal goals. The Company did not meet the FFO targets so that any bonus payable to an executive officer was based totally on the extent to which the Compensation Committee believed that the officer met his personal goals.
      Long Term Incentive. During 2002, the Compensation Committee studied, and in November 2002 approved, a new incentive compensation plan to reward the Company’s officers if the Company attained the goals of its VALUE2 Plan. The VALUE2 Plan was the Company’s strategic operating plan for the three year period ending December 31, 2005, the financial goal of which was to have the Company’s rate of growth in FFO per share exceed the FFO growth of the Company’s peer group by at least 10% over the three year period. After study of the Company’s VALUE2 Plan and consultation with the Company’s compensation consultant and other professional advisors, the Compensation Committee granted restricted stock awards to our executive officers. The grants of shares were made under the 2003 Equity Incentive Plan, which was ratified by stockholders at the Annual Meeting of Stockholders held in 2003. In 2003, the executive officers received restricted stock grants that were to vest early if two performance targets were met during the VALUE2 Plan. Although the Company achieved FFO growth above its peer group by more than 10%, the Company did not meet the second target, which required FFO growth to be positive. Thus, the restricted shares did not vest early and will continue to vest over their original seven-year vesting period.
      No long term incentive awards were made during 2005. The Company has formulated a new strategic plan for the three year period ending December 31, 2008, called GEAR UP, which has been approved by the Board. During 2006, the Compensation Committee expects to implement a new long-term incentive compensation plan to provide management incentives to work toward the attainment of the goals set forth in the GEAR UP plan.
CEO Compensation
      The Compensation Committee meets annually to evaluate Mr. Rogers’ performance and to determine his compensation. In considering Mr. Rogers compensation, the Compensation Committee considers his principal responsibilities, which are to provide overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and analyst community. During 2005, the Company achieved several important objectives which the Compensation Committee believes Mr. Rogers was instrumental in accomplishing. These include:

•	Met the goals of the VALUE[2] Plan.

•	Strong tenant retention.

•	Retained a strong, motivated management team, with minimal turnover, even during challenging economic conditions.
      Based upon its evaluation of Mr. Rogers’ performance in relation to the personal goals set at the beginning of 2005, the Compensation Committee decided that Mr. Rogers should be paid 90% of the one half of his target bonus that related to the attainment of personal goals. The Committee reviewed a summary listing of all of Mr. Rogers’ compensation and perquisites received from the Company. Based upon all relevant factors, the Compensation Committee believes that Mr. Rogers’ total compensation is reasonable.
Compensation Deductibility Policy
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. As shown in the Summary Compensation Table, none of our executive officers received more than $1,000,000 in compensation during 2005, so Section 162(m) is inapplicable to the Company. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

DANIEL P. FRIEDMAN
MATTHEW W. KAPLAN
MICHAEL J. LIPSEY *
JOE F. LYNCH **

*	Mr. Lipsey left the Compensation Committee on February 9, 2006 and took no part in any decision of the Committee after that date.

**	Mr. Lynch joined the Compensation Committee on February 9, 2006 and took no part in any decision of the Committee prior to that date.
Executive Officers
      The following provides certain information regarding the executive officers of the Company. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. Leland Speed, Chairman, is the father of Warren Speed, Senior Vice President. There are no other family relationships between any of the directors or executive officers of the Company.
LELAND R. SPEED, Age 73
      Mr. Speed has served as the Chairman of the Board of the Company since 1980 and a Director since 1978. He is also Chairman of the Board of EastGroup Properties, Inc. He served as Chief Executive Officer of the Company and EastGroup Properties, Inc. until 1997. Mr. Speed is not involved in the operation of the business of either company on a day to day basis. Since January 2004, Mr. Speed has served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency.
STEVEN G. ROGERS, Age 51
      Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company.
WILLIAM R. FLATT, Age 31
      Mr. Flatt has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since 2005. He served as Vice President and Asset Manager of the Company from 2001 to 2005 and the

Company’s Vice President of Investor Relations from 1999 to 2001. He has also served as a Vice President of Parkway Realty Services, L.L.C. (“Parkway Realty”) since 1998.
JAMES M. INGRAM, Age 49
      Mr. Ingram has been an Executive Vice President of the Company and its Chief Investment Officer since 2003. He was a Senior Vice President of the Company from 1997 to 2003 and a Vice President of the Company from 1994 to 1997, and an Asset Manager from 1989 to 2003. He has also served as President of Parkway Realty since 1998.
THOMAS C. MALONEY, Age 48
      Mr. Maloney has been an Executive Vice President and Chief Operating Officer of the Company since 2003. He was a Senior Vice President of the Company from 2002 to 2003 and served as its Vice President from 1999 to 2002. He was a Vice President of Parkway Realty from 1998 to 1999.
G. MITCH MATTINGLY, Age 50
      Mr. Mattingly has been an Executive Vice President and Senior Asset Manager of the Company since 2003. He was a Senior Vice President and Asset Manager of the Company from 1997 to 2003 and served as its Vice President from 1996 to 1997. He has been a Vice President of Parkway Realty since 1998.
ROY H. BUTTS, Age 41
      Mr. Butts has been a Senior Vice President of the Company since 2005 and has served as the Treasurer of the Company since 2001. Mr. Butts was a Vice President of the Company from 1999 to 2005 and served as its Assistant Controller from 1999 to 2001.
SARAH P. CLARK, Age 46
      Ms. Clark is currently the Senior Vice President of Strategic Planning and Investor Relations and has served the Company as a Senior Vice President since 1997. She has also been Assistant Secretary of the Company since 2000, Vice President from 1992 until 1997, Chief Financial Officer and Secretary from 1994 to 2000, Treasurer from 1996 to 1999 and Controller from 1986 to 1992.
DAVID R. FOWLER, Age 48
      Mr. Fowler has been a Senior Vice President of the Company since 1997. He was a Vice President of the Company from 1995 to 1997, and an Asset Manager from 1983 to 2003. He has also been Vice President of Parkway Realty since 1998.
MANDY M. POPE, Age 37
      Ms. Pope has served as a Senior Vice President of the Company since 2003 and Controller of the Company since 2001. From 2001 to 2003 she was a Vice President and from 1997 to 2001 was the Assistant Controller of the Company.

WARREN L. SPEED, Age 36
      Mr. Speed has served as Senior Vice President of Human Resources (People Department) of the Company since 2005. He also served as Vice President of the Customer and Employee Advocate Department of the Company from 2001 to 2005.
JACK R. SULLENBERGER, Age 52
      Mr. Sullenberger is the Senior Vice President of Technical Services for the Company having served as a Senior Vice President of the Company since 1997. He served as a Vice President of the Company from 1996 to 1997 and an Asset Manager from 1986 to 1996.
Executive Compensation
      The following table summarizes, for the fiscal years ended December 31, 2005, 2004 and 2003, the amount of compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer and its four other most highly compensated executive officers whose cash compensation during the year ended December 31, 2005 exceeded $100,000 (the “Named Officers”).
Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation
					Award
Name and				Other Annual	Restricted Stock	All Other
Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Compensation(4)

Steven G. Rogers	2005	$290,677	$131,287	$22,000	$0	$18,158
President and Chief	2004	283,187	240,763	20,679	0	17,716
Executive Officer	2003	274,723	240,625	20,900	879,750	16,630

William R. Flatt(5)	2005	115,770	27,750	11,220	0	15,865
Executive Vice President,	2004	99,729	56,149	8,172	0	14,105
Chief Financial Officer	2003	84,892	50,000	7,946	87,975	14,208
and Secretary

David R. Fowler	2005	158,454	25,064	17,584	0	17,888
Senior Vice President	2004	154,465	45,938	16,290	0	17,150
	2003	149,928	53,843	15,783	351,900	16,420

James M. Ingram	2005	184,704	35,226	19,363	0	17,842
Executive Vice	2004	179,846	61,200	18,317	0	17,380
President and	2003	159,861	49,000	17,136	439,600	16,630
Chief Investment Officer

Thomas C. Maloney	2005	184,281	33,372	18,148	0	18,092
Executive Vice	2004	157,554	53,720	15,976	0	16,320
President and	2003	99,948	26,250	15,679	377,880	13,409
Chief Operating Officer

G. Mitch Mattingly	2005	168,741	29,705	17,969	0	18,408
Executive Vice	2004	164,763	49,028	15,882	0	17,380
President and	2003	159,876	49,000	16,337	351,900	16,630
Senior Asset Manager

(1)	The amounts shown in this column constitute cash awards made to each Named Officer based on the Compensation Committee’s evaluation of each Named Officer’s performance. These awards are discussed in further detail under “Report of the Compensation Committee.”

(2)	The amounts shown in this column represent the value of perquisites. This includes amounts for premiums paid for life, health, disability and long-term care insurance, certain wellness plan benefits and parking, and, in the case of Mr. Flatt, relocation expenses in 2005.

(3)	As of January 2, 2003 (and in the case of Messrs. Ingram and Maloney, as of January 2, 2003 and September 19, 2003) the Named Officers were granted restricted shares under the Company’s 2003 Equity Compensation Plan. Under these grants of restricted shares, employees’ rights to the restricted shares are conditioned on the Company’s achievement of specified performance goals set forth in the Company’s VALUE[2] Plan and, alternatively, the employee’s continued employment. The Company did not meet the performance criteria and the shares did not vest early. If the Named Officer remains employed seven years from the date of grant, the employee’s interest in all restricted shares will become nonforfeitable. If the Named Officer’s employment terminates before such date, by reason of death or disability, the employee’s interest in any forfeitable restricted shares will become nonforfeitable according to a graded schedule based on years elapsed after the date of grant. Dividends on the restricted shares will be retained by the Company, to be paid only when the related shares become nonforfeitable. Below is a table of outstanding restricted stock awards to the Named Officers.

(4)	This is the Company’s contribution to its 401(k) Plan for the Named Officer’s benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer’s life.

(5)	Mr. Flatt became Chief Financial Officer of the Company in 2005.
Restricted Stock Awards
      The table below provides additional detail about the restricted stock awards shown in the Summary Compensation Table.

			Initial
			Grant	Initial	Initial	Remaining	Current
Name	Grant Date	Vesting Date(1)	Amount	Price	Value	Shares	Value(2)

Steven G. Rogers	January 2, 2003	January 2, 2010	25,000	$35.19	$879,750	25,000	$1,182,500
William R. Flatt	January 2, 2003	January 2, 2010	2,500	$35.19	$87,975	2,500	$118,225
David R. Fowler	January 2, 2003	January 2, 2010	10,000	$35.19	$351,900	10,000	$472,900
James M. Ingram	January 2, 2003	January 2, 2010	10,000	$35.19	$351,900	10,000	$472,900
	September 19, 2003	September 19, 2010	2,000	$43.85	$87,700	2,000	$93,280
Thomas
C. Maloney	January 2, 2003	January 2, 2010	7,000	$35.19	$246,330	7,000	$331,030
	September 19, 2003	September 19, 2010	3,000	$43.85	$131,550	3,000	$131,550
G. Mitch Mattingly	January 2, 2003	January 2, 2010	10,000	$35.19	$351,900	10,000	$472,900

(1)	These shares were granted to the Named Officers under the terms of the VALUE[2] Plan. These shares will become fully vested seven years after the date of grant.

(2)	Current value represents the value of the shares based on the closing price of a share of Common Stock on December 30, 2005 ($40.14) and includes the annual dividend accrued on each share of restricted stock as of December 31, 2005.
      Option Grants. No options were granted to the Named Officers during the year ended December 31, 2005. The Company does not expect to issue stock options in the future.
      Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange on December 30, 2005 ($40.14).
Aggregated Option/ SAR Exercises in Last Fiscal Year
and FY-End Option/ SAR Values

Shares
	Acquired			Value of Unexercised
	on	Value	Number of Unexercised	In-The-Money
Name and Title	Exercise	Realized	Options at FY-End (#)	Options at FY-End ($)

			Exercisable/Unexercisable	Exercisable/Unexercisable

Steven G. Rogers	3,445	$99,136	85,496/0	$886,177/0
President and Chief Executive Officer
William R. Flatt	N/A	N/A	6,094/0	$50,719/0
Executive Vice President,
Chief Financial Officer and Secretary
David R. Fowler	N/A	N/A	18,639/0	$162,934/0
Senior Vice President
James M. Ingram	4,500	$79,538	4,000/0	$25,960/0
Executive Vice President and Chief Investment Officer
Thomas C. Maloney	N/A	N/A	10,065/0	$91,530/0
Executive Vice President and Chief Operating Officer
G. Mitch Mattingly	1,336	$23,313	0/0	0/0
Executive Vice President and Senior Asset Manager

Medical, Life Insurance and Disability Coverage
      Employee benefits such as medical, life insurance and disability coverage are available to all employees through our employee benefits plan. The Company provides up to three times annual salary in life insurance coverage for the Named Officers, with a maximum benefit of $400,000 and up to 60% of salary plus an additional 15% of salary and bonus in long-term disability coverage for the Named Officers. The value of these benefits is included in the Summary Compensation Table under the column “Other Annual Compensation.”

The Company does not provide any post retirement benefits for any of its employees. The cost of these Company-provided benefits in 2005 for the Named Officers was as follows:

Named Officer	Cost of Active Benefits

Steven G. Rogers	$21,035
William R. Flatt	7,555
David R. Fowler	16,371
James M. Ingram	18,398
Thomas C. Maloney	17,002
G. Mitch Mattingly	17,844
Performance Comparison
      Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 2005 against the cumulative return of the Standard & Poor’s 500 (“S&P 500”), the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT Equity”), and the Office REIT Index prepared by the National Association of Real Estate Investment Trusts (“NAREIT Office”).

	2000	2001	2002	2003	2004	2005

Company	100.00	120.55	136.83	172.77	222.67	186.27

S&P 500	100.00	88.11	68.64	88.33	97.94	102.75

NAREIT Equity	100.00	113.93	118.29	162.21	213.43	239.39

NAREIT Office	100.00	106.65	99.94	133.93	165.11	186.76

Compensation of Directors
      Directors’ Compensation. Under the terms of the 2001 Directors Plan, as amended, the Company’s compensation arrangement with directors (other than Mr. Speed and Mr. Rogers, who are salaried officers)

provides that directors receive an annual stock award of 600 shares of Common Stock (valued at approximately $45.99 per share on the date of the 2005 award) on the date of the annual meeting of stockholders as an annual retainer fee plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors attended. Members of the audit committee receive $1,500 and reimbursement of expenses for each meeting attended and, commencing January 1, 2006, the chairperson of the audit committee receives $2,000 and reimbursement of expenses for each meeting attended. Members of all other committees receive $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors attended. A new director would also receive, upon initial election or appointment as a non-employee director, a stock award of 600 shares of Common Stock and, if the election or appointment is on a date other than an annual meeting date, a pro-rata portion of the 600 share annual award.
      One director exercised options during 2005 under the 2001 Directors Plan. On March 16, 2005, Mr. Lynch exercised options with respect to 2,250 shares of Common Stock with a grant price of $10.1667 per share.
      Annual compensation for non-employee directors is comprised of: meeting and committee fees and equity compensation, consisting of the annual retainer award described above. The total 2005 compensation of our non-employee directors is shown in the following table.

	Board	Committee	Annual
Name	Meeting Fees	Meeting Fees	Retainer Award	Total

Daniel P. Friedman	$4,000	$7,500	$27,594	$39,094
Roger P. Friou	4,000	7,500	27,594	39,094
Martin L. Garcia	4,000	2,250	27,594	33,844
Matthew W. Kaplan	4,000	15,750	27,594	47,344
Michael J. Lipsey	4,000	7,500	27,594	39,094
Joe F. Lynch	4,000	2,250	27,594	33,844
Lenore M. Sullivan	4,000	7,500	27,594	39,094
Certain Transactions and Relationships
      Change in Control Agreement. The Company has entered into a Change in Control Agreement (the “Change in Control Agreement”) with each of the Company’s executive officers (the “Executives”). The Change in Control Agreement provides that if an Executive’s employment is terminated or the Executive leaves the Company’s employment for certain reasons during a defined period (30 months in the case of Messrs. Rogers, Flatt, Ingram, Maloney and Mattingly, 20 months in the case of Mr. Fowler) after a Change in Control (as hereinafter defined), the Company will pay a lump sum benefit to the Executive equal to a multiple of (2.5 times in the case of Messrs. Rogers, Flatt, Ingram, Maloney and Mattingly and 1.667 times in the case of Mr. Fowler) the average of the Executive’s salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control. The Change in Control Agreement also gives the Executive the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case the Executive will receive the lump-sum payment of one-half of the amount set forth above. Change in Control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Company’s Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

      The following table reflects the amount that could be payable under the various arrangements assuming that the change of control occurred at December 31, 2005.
Estimated Current Value of Change in Control Benefits

	Severance	Value of Restricted
Name	Amount(1)	Shares(2)	Total

Steven G. Rogers	$1,217,719	$1,182,250	$2,399,969
William R. Flatt	362,088	118,225	480,313
David R. Fowler	322,183	472,900	795,083
James M. Ingram	558,198	566,180	1,124,378
Thomas C. Maloney	462,604	470,950	933,554
G. Mitch Mattingly	517,594	472,900	990,494

(1)	This amount represents a lump sum benefit equal to 2.5 times (1.667 times in the case of Mr. Fowler) the average of the Named Officer’s salary and accrued bonus for the three year calendar period ending on December 31, 2005. These amounts are based on the 2005 salary and bonus paid in 2006 for 2005 performance.

(2)	Upon a Change in Control the restricted shares become fully vested. This value represents the value of the shares based on the closing price of a share of Common Stock on December 30, 2005 ($40.14) and includes the annual dividend accrued to each restricted share as of December 31, 2005.
Security Ownership of Certain Beneficial Owners
      To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), beneficially owned, as of March 21, 2006 more than five percent of the Common Stock or Series B preferred stock, except as set forth in the following table.

	Amount of
	Common		Amount of			Percent of
	Stock		Series B		Percent of	Series B
	Beneficially		Beneficially		Common	Preferred
Name and Address of Beneficial Owner	Owned		Owned		Stock(1)	Stock

Morgan Stanley	1,114,647	(2)	0		7.9%	0
1585 Broadway New York, New York 10036
Goldman Sachs Asset Management, L.P.	1,065,879	(3)	0		7.5%	0
32 Old Slip New York, New York 10005
Five Arrows Realty Securities III L.L.C.	298,000	(4)	803,499	(4)	(4)	100%
1251 Avenue of the Americas New York, New York 10020
The Vanguard Group, Inc.	715,801	(5)	0		5.0%	0
100 Vanguard Boulevard Malvern, Pennsylvania 19355

(1)	Based on the number of shares of Common Stock outstanding on March 21, 2006 which was 14,179,383 shares.

(2)	Based upon a Statement on Schedule 13G filed with the SEC that indicated that Morgan Stanley has sole voting and sole dispositive power with respect to 906,676 shares of Common Stock and Morgan Stanley Investment Management Inc. has sole voting and sole dispositive power with respect to 665,051 shares of Common Stock.

(3)	Based upon an amended Statement on Schedule 13G filed with the SEC that indicates that Goldman Sachs Asset Management, L.P. has sole dispositive power with respect to 1,065,879 shares of Common Stock and sole voting power with respect to 947,470 shares of Common Stock.

(4)	Based upon an amended Statement on Schedule 13D and Form 4 filed with the SEC that indicated that Five Arrows Realty Securities III L.L.C. and its managing member, Rothschild Realty Investors III L.L.C., share voting and dispositive power with respect to 803,499 shares of Series B preferred stock, 75,000 shares of Common Stock (or 0.5% of the outstanding shares of Common Stock) issuable upon exercise of a warrant (the “Warrant”) and 223,000 shares of Common Stock. The Series B preferred stock is convertible on a one for one basis into shares of Common Stock (or 5.4% of the outstanding shares of Common Stock).

(5)	Based on a Statement on Schedule 13G filed with the SEC that indicated that The Vanguard Group, Inc. had sole voting power with respect to 18,068 shares of Common Stock and sole dispositive power with respect to 715,801 shares of Common Stock.
Security Ownership of Management
      Director and Officer Stock Ownership Guidelines. The Board of Directors believes that it is important for directors and officers to acquire a substantial ownership position in the Company to underscore the level of commitment our management team has to the future success of the business and to align their economic interests with that of the shareholders. The Company’s guidelines strongly encourage Common Stock ownership by directors at a level equal to two times their annual retainer and by officers as follows:

Share Ownership at a
Multiple of Base Salary

Chairman/ CEO/ President	4 times
Other Executive Officers	3 times
Vice Presidents	2 times
      Ownership Table. The following table sets forth the shares of Common Stock and Series B preferred stock beneficially owned, as of March 21, 2006 by each director, nominee for director, executive officer of the Company and by the directors, nominees and executive officers as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock and Series B preferred stock set forth in the table.

					Number of
	Number of				Shares of
	Shares of				Series B		Percent of
	Common Stock		Percent		Preferred Stock		Shares of
	Beneficially		of Common		Beneficially		Series B
	Owned		Stock(1)		Owned		Preferred Stock

Daniel P. Friedman	20,499	(2)	*		0		0
Roger P. Friou	25,331	(3)	*		0		0
Martin L. Garcia	28,400	(4)	*		0		0
Matthew W. Kaplan	316,234	(5)(6)	2.2	%(6)	803,499	(6)	100%
Michael J. Lipsey	9,559	(7)	*		0		0
Joe F. Lynch	53,950	(8)	*		0		0
Lenore M. Sullivan	9,100	(9)	*		0		0
Leland R. Speed	144,760	(10)	1.0%		0		0
Steven G. Rogers	204,971	(11)	1.4%		0		0
William R. Flatt	10,594	(12)	*		0		0
Roy H. Butts	9,771	(13)	*		0		0
David R. Fowler	36,783	(14)	*		0		0
James M. Ingram	28,003	(15)	*		0		0
G. Mitch Mattingly	10,003	(16)	*		0		0
Sarah P. Clark	43,839	(17)	*		0		0
Thomas C. Maloney	20,331	(18)	*		0		0
Mandy M. Pope	8,790	(19)	*		0		0
Jack R. Sullenberger	36,315	(20)	*		0		0
Warren L. Speed	40,054	(21)	*		0		0
Directors, nominees and executive officers as a group	1,057,287	(22)	7.2%		803,499	(6)	100%

*	Less than 1%.

(1)	Based on the number of shares of Common Stock outstanding on March 21, 2006 which was 14,179,383 shares.

(2)	Includes 3,000 shares of Common Stock Mr. Friedman has the right to acquire under the 2001 Directors Plan, and 900 shares of Common Stock Mr. Friedman owns as custodian for his child. Does not include 500 shares of Common Stock Mr. Friedman holds indirectly through the Parkway Properties, Inc. deferred compensation trust (the “Deferred Compensation Trust”). Mr. Friedman’s wife owns 3,625 shares of 8.00% Series D cumulative redeemable preferred stock (“Series D preferred stock”) that do not have voting rights at the Meeting.

(3)	Includes 3,000 shares of Common Stock Mr. Friou has the right to acquire under the 2001 Directors Plan and 21,731 shares of Common Stock owned by a limited partnership of which Mr. Friou is the sole general partner and his wife and two adult children are the sole limited partners. Does not include 500 shares of Common Stock Mr. Friou holds indirectly through the Deferred Compensation Trust.

(4)	Includes 9,000 shares of Common Stock Mr. Garcia has the right to acquire under the 2001 Directors Plan, 13,500 shares of Common Stock Mr. Garcia has the right to acquire under the 1991 Directors Stock Option Plan (the “1991 Directors Plan”), which was the predecessor of the 2001 Directors Plan, and 1,000 shares of Common Stock held in trust for Mr. Garcia’s children, of which Mr. Garcia is the trustee.

(5)	Includes 8,800 shares of Common Stock Mr. Kaplan has the right to acquire under the 2001 Directors Plan and 7,500 shares of Common Stock Mr. Kaplan has the right to acquire under the 1991 Directors Plan. Does not include 500 shares of Common Stock Mr. Kaplan holds indirectly through the Deferred Compensation Trust.

(6)	Includes 75,000 shares of Common Stock issuable upon exercise of the Warrant, 223,000 shares of Common Stock and 803,499 shares of Series B Preferred Stock held by Five Arrows Realty Securities III L.L.C., a Delaware limited liability company in which Rothschild Realty Investors III L.L.C., the managing member, has appointed Mr. Kaplan, among others, as manager of Five Arrows Realty Securities III L.L.C. Mr. Kaplan disclaims beneficial ownership of all of the 803,499 shares of Series B preferred stock and the 803,499 shares of Common Stock (or 5.4% of the outstanding shares of Common Stock) issuable upon conversion of the shares of Series B preferred stock and he disclaims beneficial ownership of the 75,000 shares of Common Stock (or 0.5% of the outstanding shares of Common Stock) issuable upon exercise of the Warrant and the 223,000 shares of Common Stock held indirectly through Five Arrows Realty Securities III L.L.C.

(7)	Includes 6,000 shares of Common Stock Mr. Lipsey has the right to acquire under the 2001 Directors Plan and 3,559 owned by the Lipsey Real Estate Fund.

(8)	Includes 9,000 shares of Common Stock Mr. Lynch has the right to acquire under the 2001 Directors Plan and 14,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan.

(9)	Includes 6,500 shares of Common Stock Ms. Sullivan has the right to acquire under the 2001 Directors Plan. Does not include 500 shares of Common Stock Ms. Sullivan holds indirectly through the Deferred Compensation Trust.

(10)	Includes 46,443 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 20,000 shares of Common Stock Mr. Speed holds indirectly through the Deferred Compensation Trust. Does not include 21,157 shares of Common Stock owned by Mr. Speed’s wife, as to all of which Mr. Speed disclaims beneficial ownership.

(11)	Includes 85,496 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 25,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 39,000 shares of Common Stock Mr. Rogers holds indirectly through the Deferred Compensation Trust. Does not include 16,108 shares of Common Stock beneficially owned by Mr. Rogers’ wife as to which he disclaims beneficial ownership. Mr. Rogers also owns 1,100 shares of Series D preferred stock that do not have voting rights at the Meeting.

(12)	Includes 6,094 shares of Common Stock Mr. Flatt has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 2,500 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.

(13)	Includes 5,937 shares of Common Stock Mr. Butts has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 2,500 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.

(14)	Includes 18,639 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 10,000 shares of Common Stock Mr. Fowler holds indirectly through the Deferred Compensation Trust. Mr. Fowler also owns 500 shares of Series D preferred stock that do not have voting rights at the Meeting.

(15)	Includes 4,000 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 9,500 shares of Common Stock Mr. Ingram holds indirectly through the Deferred Compensation Trust.

(16)	Includes 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 12,000 shares of Common Stock Mr. Mattingly holds indirectly through the Deferred Compensation Trust.

(17)	Includes 13,636 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 750 shares of Common Stock Ms. Clark owns as custodian for her children and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 14,000 shares of Common Stock Ms. Clark holds indirectly through the Deferred Compensation Trust. Ms. Clark also owns, indirectly, 570 shares of Series D preferred stock that do not have voting rights at the Meeting.

(18)	Includes 10,065 shares of Common Stock Mr. Maloney has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 3,000 shares of Common Stock Mr. Maloney holds indirectly through the Deferred Compensation Trust.

(19)	Includes 835 shares of Common Stock Ms. Pope has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 5,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.

(20)	Includes 20,500 shares of Common Stock Mr. Sullenberger has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 10,000 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Does not include 12,000 shares of Common Stock Mr. Sullenberger holds indirectly through the Deferred Compensation Trust.

(21)	Includes 3,751 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 2,500 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Also includes 6,408 shares of Common Stock owned by Mr. Speed’s children. Does not include 3,243 shares of Common Stock owned by Mr. Speed’s wife, as to all of which Mr. Speed disclaims beneficial ownership.

(22)	Includes 45,300 shares of Common Stock that the directors of the Company have the right to acquire under the 2001 Directors Plan, 35,250 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan, 215,396 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan, 99,500 shares of Common Stock granted to officers as incentive restricted shares under the 2003

Equity Incentive Plan and 75,000 shares of Common Stock issuable upon exercise of the Warrant (see footnote 6 above).

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2005, no directors or executive officers of the Company were late in filing reports under Section 16(a).
Equity Compensation Plans
      The following table summarizes information, as of December 31, 2005, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of outstanding	exercise price of	equity compensation plans
	options, warrants and	outstanding options,	(excluding securities
	rights	warrants and rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	395,053	$31.43	359,624
Equity compensation plans not approved by security holders	—	—	—

Total	395,053	$31.43	359,624

PROPOSAL 2 — RATIFICATION OF THE 2006 PLAN
      At the Meeting, the stockholders will be asked to ratify the adoption of the 2006 Plan, which is attached as Appendix A. In March 2006, the directors adopted the 2006 Plan subject to the approval of the shareholders. Ratification of the adoption of the 2006 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock and Series B preferred stock entitled to vote on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The directors recommend a vote FOR ratification of the adoption of the 2006 Plan. Unless otherwise instructed, proxies will be voted FOR ratification of the adoption of the 2006 Plan.
Why do we want to adopt the 2006 Plan?
      The 2006 Plan will provide eligible employees and directors with an opportunity to invest in the Company on a systematic basis. We believe that employee and director participation in ownership will be to the mutual benefit of the participant and the Company.

Who is eligible to participate in the 2006 Plan?
      Any employee who has been employed by the Company or any of its subsidiaries for at least one full calendar year and is either a full-time employee or a qualifying part-time employee and any non-employee director who has been a member of our Board of Directors for at least one full calendar year may participate in the 2006 Plan, provided, however, that an employee or director who owns at any time during a purchase period stock possessing five percent or more of the total combined voting power or value of all our classes of stock will not be eligible to participate. In addition, a participant must be an eligible employee or an eligible director on the last trading day of the applicable purchase period to purchase shares in that purchase period. As of January 1, 2006, there were approximately 206 individuals who would be eligible to participate in the 2006 Plan.
How does the 2006 Plan work?
      During each purchase period under the 2006 Plan, a participant may purchase shares of Common Stock with amounts the participant pays under the 2006 Plan during that purchase period.
      A participant elects the amount of payments he or she will make for a purchase period. Participants may make payments by depositing cash with the Company. An eligible employee may alternatively make payments through payroll withholding, by authorizing his or her employer to deduct a specified amount of payments from his or her pay.
      A participant may, at any time before the last trading day of a purchase period, withdraw (without interest), all or any of the payments credited to his account. A participant may amend or revoke his or her payment election during a purchase period to reduce or stop his or her payments. At the last trading day of each purchase period, the amounts accumulated for a participant are automatically applied to the purchase of Common Stock. The purchase price of a share of Common Stock under the 2006 Plan is equal to 90% of the lesser of the closing price per share on the first or last trading day of the purchase period.
How long are the purchase periods under the 2006 Plan?
      The first purchase period will begin on July 1, 2006, and end on November 30, 2006. After that, there will be two purchase periods ending in each calendar year: one beginning on December 1 and ending on the following May 31, and the other beginning on June 1 and ending on the following November 30. However, the Compensation Committee, in its discretion, may alter the duration of the purchase periods as well as set beginning and ending dates different from those described above.
Are there any limits as to how many shares a participant may purchase under the 2006 Plan during any calendar year?
      Yes. The 2006 Plan limits the Common Stock a participant may purchase in a calendar year to shares with an aggregate purchase price of $10,000.
Is there a minimum amount required to participate in the 2006 Plan?
      There is currently no minimum payment required to participate in the 2006 Plan, but the Compensation Committee of the Board of Directors may establish a minimum payment a participant may make for purchases for each purchase period.

How long must a participant hold shares purchased under the 2006 Plan?
      A participant may not sell or dispose of shares purchased under the 2006 Plan for 12 months after purchase. The Company will deposit the shares purchased by a participant into a brokerage account or with a transfer agent, where the shares will remain on deposit for the balance of the 12-month holding period.
What are the tax consequences of participating in the 2006 Plan?
      This discussion gives only an overview of the current federal income tax consequences of participation in the 2006 Plan. The consequences for individuals may vary, and federal income tax laws and regulations change frequently. Participants should look to their own tax counsel for advice regarding federal income tax treatment under the 2006 Plan.
      Payments withheld from a participant’s pay under the 2006 Plan will be taxable ordinary income to the participant and will be included in gross income for federal income and payroll tax purposes in the year in which such amount would otherwise have been paid to the participant.
      Upon the purchase of shares under the 2006 (on the last trading day of a purchase period), a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of purchase over his or her purchase price. The ordinary income recognized is added to the participant’s basis in the shares. Upon the participant’s sale or disposition of shares purchased under the 2006 Plan, any gain realized will be taxed as capital gain and any loss realized will be a capital loss. The participant’s basis for calculating gain or loss will be the purchase price for the shares plus any ordinary income recognized on the purchase. Whether the capital gain or loss will be long-term or short-term will depend on how long the participant held the shares.
      The Company will be entitled, with respect to the purchase of the shares under the 2006 Plan, to an income tax deduction in an amount equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes such income.
Will the 2006 Plan qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code?
      The 2006 Plan will not qualify as an “employee stock purchase plan” as defined in section 423 of the Internal Revenue Code.
What rights will the stock issued under the 2006 Plan have?
      Shares issued under the 2006 Plan will have the same voting rights and other rights as all other shares of Common Stock.
Where can I get a copy of the 2006 Plan?
      This summary is not a complete description of all of the provisions of the 2006 Plan. The summary is qualified in its entirety by the full text of the 2006 Plan, a copy of which is attached as Appendix A. We encourage you to read the full text of the 2006 Plan.

Who will administer the 2006 Plan?
      The Company or its delegate will administer the 2006 Plan.
How many shares are available under the 2006 Plan?
      There will be 200,000 shares of Common Stock available for issuance under the 2006 Plan. The Company may issue new shares under the 2006 Plan or reacquire shares for the purposes of the 2006 Plan.
Will the 2006 Plan be adjusted for recapitalizations?
      Certain changes in the capitalization of the Company, including stock splits and stock dividends, will result in a corresponding adjustment to the number of shares of Common Stock that are reserved for issuance under the 2006 Plan and to the purchase price of shares of Common Stock under the 2006 Plan.
When will shares first be issuable under the 2006 Plan?
      If stockholders approve the 2006 Plan at the Meeting, shares will be issued to participants as of the last trading date of the first purchase period immediately following the Meeting, which would be the purchase period beginning July 1 and ending November 30, 2006. If stockholders do not approve the 2006 Plan, it will terminate on the date of the Meeting. Since participation in the 2006 Plan is voluntary, the amount of participants’ contributions under the 2006 Plan is uncertain, and we are unable to predict the future value of shares of Common Stock, we cannot currently determine with certainty the benefits or the amounts that will be received in the future by any individual under the 2006 Plan.

What is the term of the 2006 Plan?
      The 2006 Plan is limited to a term of 10 years.

How may the 2006 Plan be amended?
      The Board of Directors may amend the 2006 Plan from time to time. The Board may not increase the number of shares issuable under the 2006 Plan or reduce the purchase price without shareholder approval.
PROPOSAL 3 — RATIFICATION OF INDEPENDENT ACCOUNTANTS
      The Audit Committee of the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 2006, subject to shareholder ratification. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.
      At the Meeting, the shareholders will be asked to ratify the selection of Ernst & Young LLP as the Company’s independent public accountants. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification because we value the shareholders’ views on the Company’s independent public accountants and as a matter of good corporate practice. In the event that the shareholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select different independent public accountants, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
      The affirmative vote of the holders of a majority of the shares entitled to vote, assuming a quorum is present at the Meeting, is required to ratify the appointment of Ernst & Young LLP. The directors of the Company unanimously recommend a vote FOR the ratification of Ernst & Young LLP as the Company’s independent public accountants for 2006. Unless otherwise instructed, proxies will be voted FOR ratification of the appointment of Ernst & Young LLP.
      In connection with the audit of the 2005 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal 2004 and 2005.

	2005	2004

Audit Fees(1)	$375,322	$314,754
Audit-Related Fees(2)	47,635	71,686
Tax Fees	—	—
All Other Fees	—	—

Total	$422,957	$386,440

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees also includes travel and lodging costs incurred in connection with the rendering of audit services.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.
      Pre-Approval Policies and Procedures. In March 2003, the Audit Committee adopted a policy pursuant to which the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of non-audit services between Audit Committee meetings where accounting work and associated fees are $10,000 and under.
      The Audit Committee of the Board has considered whether provision of the services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected Ernst & Young LLP’s independence.

PROPOSAL 4 — OTHER MATTERS
      So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

William R. Flatt
Executive Vice President, Chief Financial Officer
and Secretary
Jackson, Mississippi

APPENDIX A
PARKWAY PROPERTIES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

      1. Introduction and Purpose.
      Under this Plan Parkway gives Eligible Directors and Eligible Employees an opportunity to purchase stock on a systematic basis at a discount. Parkway has adopted this Plan to encourage Stock ownership by Eligible Directors and Eligible Employees in the belief that Stock ownership will reinforce directors’ and employees’ interest in the success of Parkway.
      2. Definitions.
      2.1 “Account” shall mean the bookkeeping account to be maintained by the Plan Administrator for each Participant for each Purchase Period to record the payments made by the Participant to purchase Stock under the Plan.
      2.2 “Board” shall mean the Board of Directors of Parkway.
      2.3 “Committee” shall mean the Compensation Committee of the Board or the successor to that committee.
      2.4 “Election Form” shall mean the form an Eligible Director or Eligible Employee must complete and timely file with the Plan Administrator to make any of the elections available to Eligible Directors or Eligible Employees under the Plan.
      2.5 “Eligible Director” shall mean an individual (other than an employee of Parkway or a Participating Employer) who has been a member of the Board for at least one full calendar year, provided, however, that an Eligible Director shall not include a director who owns at any time during a Purchase Period stock possessing 5% or more of the total combined voting power or value of all classes of stock of Parkway based on the ownership rules set forth in Sections 423(b)(3) and 424 of the Internal Revenue Code of 1986, as amended.
      2.6 “Eligible Employee” shall mean an employee of Parkway or a Participating Employer who:

(a) is shown on the payroll records of Parkway or a Participating Employer as a common law employee regularly scheduled to work at least 20 hours per week, and

(b) has completed at least one full calendar year of employment with Parkway or a Participating Employer;
provided, however, that an Eligible Employee shall not include an employee who owns at any time during a Purchase Period stock possessing 5% or more of the total combined voting power or value of all classes of stock of Parkway based on the ownership rules set forth in Sections 423(b)(3) and 424 of the Internal Revenue Code of 1986, as amended.
      An employee who otherwise satisfies the definition of Eligible Employee shall continue to be considered an Eligible Employee during any period for which the employee is absent from work on an approved leave of absence or short-term disability (as determined by Parkway).
      2.7 “Fair Market Value” of a share of Stock shall mean, on any date, (i) if the Stock is traded in the over the counter market, the mean between the closing bid and asked prices of a share of Stock or the price of a share of Stock quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or, (ii) if the Stock is traded on a national securities exchange, the closing price of a share of Stock as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

      2.8 “Offer Date” shall mean the first Trading Day of a Purchase Period.
      2.9 “Participant” shall mean (a), for a given Purchase Period, an Eligible Director or Eligible Employee who has elected to purchase Stock in accordance with Section 7 in that Purchase Period and (b), for any period, any individual for whom Stock is held before delivery under Section 10.
      2.10 “Participating Employer” shall mean Parkway and any organization owned in whole or in part, directly or indirectly, by Parkway that is designated as a Participating Employer by the Committee.
      2.11 “Plan” shall mean this Parkway Properties, Inc. 2006 Employee Stock Purchase Plan, as amended from time to time.
      2.12 “Plan Administrator” shall mean Parkway or Parkway’s delegate (including, but not limited to, any third-party administrator selected by Parkway).
      2.13 “Parkway” shall mean Parkway Properties, Inc., a corporation incorporated under the laws of the State of Maryland, and any successor to Parkway.
      2.14 “Purchase Date” shall mean the last Trading Day of a Purchase Period.
      2.15 “Purchase Period” shall mean a period set by the Committee. Unless changed by the Committee, the first Purchase Period shall begin on July 1, 2006, and end on November 30, 2006, and, after that, unless changed by the Committee, there shall be two Purchase Periods ending in each year, one beginning on December 1 and ending on the following May 31, and the other beginning on June 1 and ending on the following November 30. The Committee may not change the ending date of a Purchase Period once the Purchase Period has begun.
      2.16 “Purchase Price” shall mean, for a given Purchase Period, a price equal to 90 percent of the Fair Market Value of a share of Stock on the Offer Date or the Purchase Date for the Purchase Period, whichever is lower.
      2.17 “Rule 16b-3” shall mean Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.
      2.18 “Stock” shall mean the $.001 par value common stock of Parkway.
      2.19 “Trading Day” means a day on which national stock exchanges and the NASDAQ System are open for trading.
      3. Shares Available Under the Plan.
      There shall be (subject to Section 13) a total of 200,000 shares of Stock available for issuance under the Plan as of the effective date described in Section 4. Parkway shall issue shares of Stock from authorized but unissued shares or from shares reacquired by Parkway, as Parkway determines is appropriate from time to time.
      4. Effective Date and Term of Plan.
      The effective date of the Plan shall be the date the shareholders of Parkway approve the adoption of the Plan at the 2006 Annual Meeting of Shareholders. No Purchase Periods under the Plan shall begin after May 31, 2016, and the Plan shall continue in effect after that date only until all shares of Stock purchased under the Plan have been delivered pursuant to Section 10.

      5. Administration.
      The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and any Election Forms and offers to sell Stock under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Election Form or offer to sell Stock in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may delegate the duty to perform any administrative functions to the extent it finds appropriate.
      6. Offer To Sell Stock; Holding Period Condition.
      Unless the Committee determines otherwise with respect to a Purchase Period, Parkway offers to sell, and Participants shall have the right to purchase, shares of Stock in accordance with and subject to the terms of the Plan.
      Unless the Committee determines otherwise, a Participant’s right to purchase shares of Stock under the Plan shall be subject to the condition that the Participant agrees (a) to hold and not dispose of the shares for a period set by the Committee of twelve or more months from the Purchase Date for the shares, provided that the holding period shall end automatically on the termination of the Participant’s employment with all Participating Employers, and (b) to have the shares held, for the holding period, by the transfer agent or broker designated by Parkway subject to such terms for dividend reinvestment as Parkway may specify.
      7. Participation.
      7.1 Requirements. Each individual who is an Eligible Director or an Eligible Employee on the Offer Date for a Purchase Period shall be (subject to Section 7.3) a Participant in the Plan for the Purchase Period if:

(a) the individual properly completes and files an Election Form to elect to participate in the Plan with the Plan Administrator by the Purchase Date for the Purchase Period,

(b) the individual deposits, either through payroll deduction, cash payment, or, subject to conditions prescribed by the Committee, dividends on stock held under the Plan, the amount of his or her desired purchase payment by the Purchase Date for the Purchase Period, subject to any minimum requirements and the maximum under the Plan, and

(c) the individual’s service as an Eligible Director or employment as an Eligible Employee continues uninterrupted through the Purchase Date for the Purchase Period.
      The Committee may establish rules requiring that, to be taken into account for a Purchase Period, an Election Form be filed and deposits made by a designated date before the Offer Date or Purchase Date for the Purchase Period, and rules governing when elections authorizing, or changing or revoking the authorization of, payroll deductions shall be effective.
      An Election Form shall require a Participant to agree to the conditions described in Section 6 (regarding the agreement not to dispose of Stock, and to have Stock held by a designated transfer agent or broker, during a specified holding period) and to the delivery of Stock pursuant to Section 10. An Election Form may require a Participant to provide such information and to agree to take such other action as the Committee deems necessary or appropriate in light of the purpose of the Plan or for the orderly administration of the Plan.
      7.2 Continuing Election. An election made on an Election Form shall continue in effect until amended or revoked under Section 8.
      7.3 Termination. A Participant’s status as a Participant shall terminate for a Purchase Period when the Participant’s Account is withdrawn under Section 8, his or her employment as an Eligible Employee or service as an Eligible Director terminates, or, in the discretion of the Committee, at any time the Committee suspects the Participant is purchasing Stock through the Plan without a view towards investment or is otherwise not complying with the required holding period for Stock purchased through the Plan.
      8. Payment Elections.
      8.1 Initial Payment Elections. A Participant’s Election Form shall specify the payment he or she proposes to make for the related Purchase Period, expressed either as a dollar amount the Participant proposes to deposit in cash or as a dollar amount (or, in the discretion of the Plan Administrator, as a percentage) of the Participant’s pay, in which case the Election Form shall authorize the Participant’s Participating Employer to deduct that amount or percentage from the Participant’s pay for on each pay date remaining during the Purchase Period (or as a combination of cash deposit and payroll deduction payments), provided

(a) the Committee may establish a minimum payment a Participant may make for purchases under the Plan for a Purchase Period, and

(b) the maximum payment a Participant may make for purchases under the Plan in any calendar year shall be $10,000. A Participant may request a waiver of this payment limit by submitting a written request to the Committee. The Committee, in its discretion, may grant or deny a request for waiver for any or no reason.
      8.2 Amending and Revoking Elections. A Participant may amend or revoke an Election Form at any time. An amendment or revocation shall be effective for a given Purchase Period if timely filed under Section 7.1. In addition, a Participant may amend or revoke his or her Election Form during a Purchase Period to reduce or to stop his or her payments, and such election shall be effective immediately for cash deposits and as soon as practicable after the Plan Administrator actually receives the amended Election Form for payroll deductions.
      8.3 Withdrawals. A Participant may at any time before the end of a Purchase Period withdraw (without interest) all or any part of the payments credited to his or her Account for the Purchase Period by delivering an amended Election Form to the Plan Administrator before the Purchase Date for the Purchase Period. A withdrawal shall be deducted from the Participant’s Account as of the date the Plan Administrator receives the amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date. If a Participant elects to withdraw all of his or her Account under this Section 8.3, his or her status as a Participant shall terminate as of the date the Plan Administrator receives the election.
      The Committee may establish rules requiring that, to be given effect, an Election Form electing a withdrawal must be filed by a designated date before the Purchase Date for the Purchase Period.
      8.4 Account Credits and General Assets. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay date for the pay period for which the deduction is made. All payments made by a Participant to purchase Stock under the Plan, whether in cash or through payroll deductions, shall be held by Parkway or by such Participant’s Participating Employer, as agent for Parkway. All such payments shall be held as part of the general assets of Parkway and shall not be held in trust or otherwise segregated from Parkway’s general assets. No interest shall be paid or accrued on any such payments. A Participant’s right to the payments credited to his or her Account shall be that of a general and unsecured creditor of Parkway.
      8.5 Automatic Refunds.
      (a) The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason before the Purchase Date for a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an Eligible Employee terminates for any reason before the Purchase Date for a Purchase Period (including, but not limited to, as a result of the employee’s failure to satisfy the eligibility requirements under the Plan during a Purchase Period). Refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. An individual’s status as a Participant under the Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates.
      (b) If on the Purchase Date for a Purchase Period the balance credited to the Account of a Participant does not equal or exceed the minimum dollar amount, if any, required under the Plan, then the balance automatically shall be credited to the Participant’s Account for the next Purchase Period, subject to the withdrawal provisions of Section 8.3.
      9. Purchase of Stock.
      9.1 General Rule. If a Participant is an Eligible Director or an Eligible Employee through the Purchase Date for a Purchase Period, the balance credited to his or her Account as of the Purchase Date for the Purchase Period automatically shall be applied to purchase shares of Stock (whole and fractional) at the Purchase Price for Stock for that Purchase Period (subject to any adjustments necessary to satisfy a tax withholding obligation pursuant to Section 21). No brokerage commissions shall be charged to Participants for purchases made under the Plan.
      9.2 Insufficient Number of Shares of Stock. If the number of shares of Stock available for issuance under the Plan is insufficient to cover the number of shares that Participants’ payments would purchase for a Purchase Period, then the number of shares of Stock a Participant would otherwise purchase on the Purchase Date for the Purchase Period shall be reduced to the number of shares determined by multiplying the number of remaining shares of Stock available under the Plan by a fraction, the numerator of which shall be the number of shares of Stock the Participant would have purchased on the Purchase Date (if there had been sufficient shares) and the denominator of which shall be the total number of shares of Stock all Participants would have purchased on the Purchase Date (if there had been sufficient shares).
      10. Delivery.
      As soon as practicable after the end of a Purchase Period, Parkway shall deliver the Stock purchased by a Participant for that Purchase Period to a broker or transfer agent designated by Parkway, to be held for the benefit of the Participant. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock under the Plan until such shares have been so delivered for the benefit of such person. Parkway shall determine the terms under which Stock shall be held by the designated broker or transfer agent for the holding period specified under Section 6.

      11. Death of Participant.
      On the death of a Participant any balance credited to his or her Account and any undelivered Stock purchased for the Participant under the Plan shall be delivered to Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, provided, however, that no delivery shall be made before the estate or such other person has provided for satisfaction of any federal, state, and local income and employment tax withholding obligation incurred by Parkway or the Participant’s Participating Employer in connection with the delivery of the shares.
      12. Transferability.
      Neither the balance credited to a Participant’s Account nor any rights to receive shares of Stock under the Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant, and any attempt to do so shall be without effect.
      13. Adjustment.
      The Committee shall adjust the number, kind, or class (or any combination thereof) of shares of Stock available under Section 3 and the Purchase Price for such shares of Stock in an equitable manner to reflect any change in the capitalization of Parkway, including, but not limited to, such changes as stock dividends or stock splits.
      14. Securities Registration.
      Parkway reserves the right to require a Participant, as a condition to the receipt of shares of Stock under the Plan, to agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Parkway, to deliver to Parkway a written statement satisfactory to Parkway to that effect. Furthermore, if so requested by Parkway, the Participant shall make a written representation to Parkway that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933 and any applicable state securities law or the Participant shall have furnished to Parkway an opinion in form and substance satisfactory to Parkway of legal counsel satisfactory to Parkway that such registration is not required. Certificates representing the Stock transferred under the Plan may at the discretion of Parkway bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to Parkway of legal counsel satisfactory to Parkway that such registration is not required.
      15. Compliance with Rule 16b-3.
      Parkway shall have the right to withhold or otherwise restrict its offer to sell Stock or the transfer of any Stock or cash under the Plan to a Participant as Parkway deems appropriate to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such offer or transfer.
      16. Amendment of Plan.
      The Board may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not, except as provided in Section 13, increase the maximum number of shares of Stock that may be issued under the Plan as set forth in Section 3 or decrease the Purchase Price of shares of Stock offered under the Plan.

      The Board may also terminate the Plan and any Purchase Period at any time (together with any related offer to sell Stock and payment elections) or may terminate any Purchase Period (together with any related offer to sell Stock and payment elections) at any time.
      17. Notices.
      All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, the Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.
      18. No Right to Continued Employment.
      Nothing in the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of Parkway or a Participating Employer to terminate the employment of any employee, nor shall anything in the Plan confer upon any member of the Board the right to continue in that position.
      19. Employment Transfers.
      No Eligible Employee’s employment shall be treated as terminated under the Plan as a result of a transfer between, or among, Parkway and any other Participating Employer.
      20. Shareholder Approval.
      If Parkway’s shareholders fail to approve the adoption of the Plan at the 2006 Annual Meeting of Shareholders, the Plan shall automatically terminate.
      21. Withholding.
      Participation in the Plan is subject to the condition that the Participant consents to whatever action the Plan Administrator directs to satisfy any federal, state, and local income and payroll tax withholding requirements the Plan Administrator in its discretion deems applicable to the purchase of Stock under the Plan, which may include withholding from any compensation payable to the Participant.
      22. Construction.
      The Plan shall construed in accordance with the laws of the State of Maryland.

PARKWAY PROPERTIES, INC.

By:	/s/ Steven G. Rogers

Steven G. Rogers
President and Chief Executive Officer

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 — Daniel P. Friedman	☐	☐	04 — Matthew W. Kaplan	☐	☐	07 — Steven G. Rogers	☐	☐

02 — Roger P. Friou	☐	☐	05 — Michael J. Lipsey	☐	☐	08 — Leland R. Speed	☐	☐

03 — Martin L. Garcia	☐	☐	06 — Joe F. Lynch	☐	☐	09 — Lenore M. Sullivan	☐	☐
B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To consider and ratify the adoption of the Parkway Properties, Inc. 2006 Employee Stock Purchase Plan.	☐	☐	☐

3.	To consider and ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the 2006 fiscal year.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the partnership name by an authorized person. Executors, administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are signing. JOINT TENANTS SHOULD BOTH SIGN.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

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001CD40001                    00JKFB

PROXY — PARKWAY PROPERTIES, INC.

One Jackson Place, Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints LELAND R. SPEED and STEVEN G. ROGERS, and each or either of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of common stock, $0.001 par value per share, of Parkway Properties, Inc. (the “Company”), and all shares of Series B cumulative convertible preferred stock, $0.001 par value per share, of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Mississippi TelCom Center, 105 Pascagoula Street, Jackson, Mississippi, at 10:00 a.m., Central time, on May 4, 2006, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side.
The shares represented by this Proxy will be voted as directed by the stockholder. The Board of Directors favors a vote FOR Proposals 1, 2 and 3. If no direction is made, the Proxy will be voted FOR Proposals 1, 2 and 3 on the reverse and will be voted in the discretion of the proxies named herein with respect to any matter referred to in 4 on the reverse. You are encouraged to specify your choice by marking the appropriate box, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The proxies cannot vote your shares unless you sign and return this card.
YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE
ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
IF MAILED IN THE UNITED STATES.
(continued and to be signed on the reverse side)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 4, 2006.
THANK YOU FOR VOTING